UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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First Business Financial Services, Inc.
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NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

FIRST BUSINESS FINANCIAL SERVICES, INC.

March 31, 2014

Dear Fellow Shareholder:

You are cordially invited to attend the 2014 annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) which will be held at 5:00 P.M., local time, on Monday, May 19, 2014 at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin. At the annual meeting, we will review the Company’s activities during the past year and shareholders will be given an opportunity to address questions to the Company’s management.
The accompanying Notice of Annual Meeting and Proxy Statement describe the business that will be conducted at the meeting and provide information about the Company. We have also enclosed our 2013 Annual Report on Form 10-K. The Board of Directors of the Company recommends that you vote your shares “FOR” all the nominees listed in proposal one and “FOR” proposals two and three.
Your continued support is appreciated and we hope you will attend the annual meeting. Whether or not you are personally present, it is very important that your shares are represented at the meeting. Accordingly, please vote your shares by returning the enclosed proxy card, by Internet or by telephone following the instructions on the enclosed proxy card. Your vote is important. Please join us and the Board of Directors in supporting these proposals.

Sincerely,

Jerry Smith
Chair of the Board

Corey Chambas
President and Chief Executive Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2014

To the Shareholders of
First Business Financial Services, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of First Business Financial Services, Inc. (the “Company”) will be held on Monday, May 19, 2014, at 5:00 P.M., local time, at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, for the following purposes:

1.To elect three Class I directors to hold office until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified.

2.To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement, which is referred to as a “say-on-pay” proposal.

3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 19, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
You may vote your shares over the Internet at www.investorvote.com/FBIZ, by calling toll-free within the United States, its territories or Canada at 1-800-652-VOTE (8683), by completing and mailing the enclosed proxy card or in person at the 2014 annual meeting of shareholders. You may revoke your proxy and vote your shares in person at the meeting or by using any of the voting options provided in accordance with the instructions provided in these proxy materials. Please review the enclosed Proxy Statement and proxy card and follow the directions carefully in exercising your vote.
By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Barbara M. Conley
SVP, General Counsel & Corporate Secretary
Madison, Wisconsin
March 31, 2014

Your vote is important, no matter how large or small your holdings may be. To assure your representation at the meeting, please vote by completing and returning the enclosed proxy card or by voting via telephone or over the Internet prior to the meeting. Instructions for all three methods of voting in advance of the annual meeting are included on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 19, 2014: Copies of this Notice, Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at www.firstbusiness.com/proxymaterials.

TABLE OF CONTENTS
SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES	1
ITEM 1 - ELECTION OF DIRECTORS	1
Nominees for Election at the Annual Meeting	2
Directors Continuing in Office	3
Director Disclosures	5
CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES	5
Independent Directors and Meeting Attendance	5
Board Leadership Structure	5
Committees	6
Nominations of Directors	6
Board Role in Risk Oversight	7
Communications with the Board of Directors	8
REPORT OF THE AUDIT COMMITTEE	9
PRINCIPAL SHAREHOLDERS	10
DIRECTOR COMPENSATION	12
EXECUTIVE COMPENSATION	13
Compensation Philosophy	13
Assessment of Compensation Risk	14
Conclusion	14
SUMMARY COMPENSATION TABLE	16
LONG TERM INCENTIVE PLANS	17
2012 Equity Incentive Plan	17
401(k) Retirement Savings Plan	17
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013	18
DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS	19
Corey A. Chambas	19
James F. Ropella	20
Michael J. Losenegger	21
ITEM 2 - NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
RELATED PARTY TRANSACTIONS	24
MISCELLANEOUS	24
Independent Registered Public Accounting Firm	24
Audit Committee Pre-Approval Policy	25
ITEM 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
OTHER MATTERS	25
Shareholder Proposals	25
Other Matters	26

i

FIRST BUSINESS FINANCIAL SERVICES, INC.
401 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2014

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company,” “we,” “us” and “our”) beginning on or about March 31, 2014 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, May 19, 2014, at 5:00 P.M., local time, at the Fluno Center for Executive Education at 601 University Avenue, Madison, Wisconsin 53715, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by: (i) giving notice thereof to the Company in writing or at the Annual Meeting; (ii) signing another proxy with a later date and returning it to the Company; (iii) timely submitting another proxy via the telephone or Internet, if that is the method you used to submit your original proxy; or (iv) voting in person at the Annual Meeting.
A proxy, in the enclosed form, that is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. The shares represented by executed but unmarked proxies will be voted “FOR” the three persons nominated for election as directors referred to in this proxy statement, “FOR” the approval of the non-binding, advisory proposal on the compensation of named executive officers, which is referred to as a “say-on-pay” proposal, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the above proposals, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 19, 2014 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 3,944,795 shares of Common Stock, each of which is entitled to one vote.
ITEM 1 – ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees by the Board herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

The following sets forth certain information, as of January 13, 2014, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.
Nominees for Election at the Annual Meeting

Terms expiring at the 2017 Annual Meeting

Jerome J. Smith, age 69, has served as a director of the Company since December 1989, and Chair of the Board of the Company since July 2006. He served as Chief Executive Officer from December 1989 to December 2006. He served as President of the Company from December 1989 to February 2005. He also served as President and Chief Executive Officer of First Business Bank, a wholly-owned subsidiary of the Company (“FBB”), from December 1989 to July 1999 and as Chair of the FBB Board of Directors (the “FBB Board”) from April 2001 to December 2003.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Smith is qualified to serve on the Board include his over 40 years of executive level experience in the financial services industry including 16 years as the Company’s CEO, over 30 years of governance experience through service on the boards of other privately held companies and non-profit organizations, CEO-level experience in strategy development and implementation, merger and acquisition experience, strong background in sales and marketing management and NACD director certification.
Gerald L. Kilcoyne, age 54, has served as a director of the Company since November 2011 and is a member of the Audit Committee and the Compensation Committee. In addition, he has served as Chair of the FBB Board since May 2010 and has been a member of the FBB Board since August 2005. He has served as a director of First Business Equipment Finance, LLC (“FBEF”) since January 2006. He served as a director of First Business Capital Corp. (“FBCC”) from January 2006 to December 2013. Both FBEF and FBCC are wholly-owned subsidiaries of FBB. Mr. Kilcoyne has been Managing Partner of Pinnacle Enterprises, LLC, a private investment holding company, since February 1997.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Kilcoyne is qualified to serve on the Board, as well as the Audit Committee and Compensation Committee, include his CEO-level experience in strategic planning and financial management, financial services industry expertise as a FBB director and involvement in mergers and acquisitions work for over 25 years.
Barbara H. Stephens, age 54, has served as a director of the Company since January 2010 and is Chair of the Compensation Committee. In 2013, Ms. Stephens founded BHS Partners, LLC, a human resource consulting practice focused on providing coaching and consulting services to individuals and business leaders. She retired from her position as Senior Vice President in Human Resources with Bucyrus International, Inc., a mining equipment company, in 2011. She had been a human resources executive with Bucyrus since 2005. Prior to that, she served as the Director of Human Resources for the manufacturing group of Snap-On Tools, LLC from 2003 to February 2005 and had been employed with Snap-On Tools, LLC in a variety of capacities since November 1994, including as Human Resources Manager beginning in 1997.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Stephens is qualified to serve on the Board, as well as the Compensation Committee, include executive level experience in human resources with a public company, over 20 years of general human resources experience including executive compensation and benefits oversight and a strong background in leadership development and succession planning.

THE BOARD RECOMMENDS EACH OF THE FOREGOING NOMINEES FOR ELECTION AS DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE “FOR” EACH OF THE NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2015 Annual Meeting

Mark D. Bugher, age 65, has served as a director of the Company since July 2005 and is a member of the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Bugher served as the Director of University Research Park in Madison, Wisconsin from 1999 until his retirement in November 2013. University Research Park is a non-profit research and technology park involved in developing, leasing and managing properties for technology sector businesses affiliated with the University of Wisconsin-Madison. Prior to this role, Mr. Bugher served as the Secretary of the State of Wisconsin Department of Administration from 1996 to 1999. From 1988 to 1996, he served as Secretary of the State of Wisconsin Department of Revenue. Mr. Bugher serves on the board of directors of MGE Energy, Inc. and its affiliate, Madison Gas and Electric Company and also serves on the audit committee of MGE Energy, Inc. Mr. Bugher additionally serves on the board of directors and as Chair of the Marshfield Clinic Health System and has served in leadership positions as chairman or board member for many organizations promoting economic development in Wisconsin.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Bugher is qualified to serve on the Board, as well as the Corporate Governance and Nominating Committee and Compensation Committee, include his executive level experience in strategy development and implementation, governance experience through service on boards including another public company board and other board committees, economic development expertise and a strong background in the commercial real estate, government and health care sectors.
Corey A. Chambas, age 51, has served as a director of the Company since July 2002, as Chief Executive Officer of the Company since December 2006 and as President of the Company since February 2005. He served as Chief Operating Officer of the Company from February 2005 to September 2006 and as Executive Vice President of the Company from July 2002 to February 2005. He served as Chief Executive Officer of FBB from July 1999 to September 2006 and as President of FBB from July 1999 to February 2005. He currently serves as a director of FBCC and First Madison Investment Corp., wholly-owned subsidiaries of FBB.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Chambas is qualified to serve on the Board include the depth and breadth of his experience as Chief Executive Officer of the Company and his over 25 years of financial services industry experience with specific focus in the commercial banking sector, his CEO-level experience in core management disciplines including strategy development and implementation, human resources, financial management and sales and marketing and his governance experience through service on the boards of other privately held companies and non-profit organizations.
John J. Harris, age 61, has served as a director of the Company since January 2012 and is a member of the Audit Committee. Mr. Harris has served as a professional in the investment banking industry for most of his career, most recently as Managing Director of the Investment Banking Financial Institutions Group of Stifel Nicolaus Weisel. Mr. Harris retired from this position in 2010. Prior to this role, Mr. Harris was Managing Director of the Investment Banking Financial Institutions Group of Piper Jaffrey & Co. from 2005 to 2007 and a Principal in the Investment Banking Financial Institutions Group of William Blair & Co., LLC from 2000 to 2005.

The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Harris is qualified to serve on the Board, as well as the Audit Committee, include over 25 years of experience providing financial advisory services to senior management, boards and special committees of publicly traded and privately held companies, his extensive experience in the financial services sector and with mergers and acquisitions, and his significant work advising clients on capital formation and execution of public and private capital raises.
Terms expiring at the 2016 Annual Meeting

Jan A. Eddy, age 64, has served as a director of the Company since October 2003, is the Chair of the Corporate Governance and Nominating Committee and serves on the Compensation Committee. From April 1990 to May 2010, she served as a director of FBB and served as Chair of the FBB Board from January 2004 to May 2010. Ms. Eddy founded Wingra Technologies, a designer and distributor of software, and served as President and Chief Executive Officer of Wingra Technologies from October 1991 to January 2005, when Quest Software purchased Wingra Technologies. Ms. Eddy held the position of Business Development Executive at Quest Software from January 2005 until her retirement in October 2005. Ms. Eddy has served on the boards of other privately held companies and non-profit organizations and is currently a director of Edgewood College and the Sauk Prairie Healthcare Foundation.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Ms. Eddy is qualified to serve on the Board, as well as on the Corporate Governance and Nominating Committee and the Compensation Committee, include her CEO-level experience as founder and Chief Executive Officer of her own company in strategy development and implementation, mergers and acquisitions and enterprise risk management, her significant governance experience from service on other boards and her strong background in information technology.
John M. Silseth, age 58, has served as a director of the Company since October 2006 and serves on the Audit Committee and Corporate Governance & Nominating Committee. He also serves as Chair of the Board of Directors of the Company’s First Business Bank-Milwaukee (“FBB-M”) subsidiary. Mr. Silseth has been President of Antietam LLC, a private investment firm located in Milwaukee, Wisconsin, since 1986. He also serves on the board of directors of various Antietam portfolio companies, other privately held companies and non-profit organizations.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Silseth is qualified to serve on the Board, as well as the Audit Committee and Corporate Governance and Nominating Committee, include his executive level experience in enterprise risk management, a strong background in financial reporting, accounting and financial controls as a certified public accountant, significant governance experience through service on numerous boards and his experience in mergers and acquisitions.
Dean W. Voeks, age 71, has served as a director of the Company since April 1996, is Chair of the Audit Committee and is a member of the Corporate Governance and Nominating Committee. Mr. Voeks was the President and Chief Executive Officer of Chorus Communications Group Ltd., a telecommunications company, from January 1991 until his retirement in September 2002.
The particular and specific experience, qualifications, attributes or skills that led the Board to conclude Mr. Voeks is qualified to serve on the Board, as well as the Audit Committee and Corporate Governance and Nominating Committee, include his CEO-level experience in core management disciplines such as strategic planning, human resources and enterprise risk management, governance experience through service as Chairman of the Board for Chorus Communications Group Ltd. and service on the boards of other non-profit organizations, strong financial background and experience with regulated companies.

Director Disclosures

None of the above named directors or director nominees held a directorship at any public company or any company registered as an investment company under the Investment Company Act during the past five years, except Mr. Bugher who serves on the board of directors and the audit committee of MGE Energy, Inc., a public company, and Corey A. Chambas, who serves on the board of directors of Three Lakes Securities, LLC, which is a registered investment advisor. None of the directors, executive officers or nominees is related to one another and there are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. None of the above named directors or director nominees was a party to any Securities and Exchange Commission (the “SEC”) enforcement actions or any legal proceedings that are material to an evaluation of their ability or integrity in the past ten years.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

Independent Directors and Meeting Attendance

Of the nine directors currently serving on the Board, the Board has determined that Mark D. Bugher, Jan A. Eddy, John J. Harris, Gerald L. Kilcoyne, John M. Silseth, Barbara H. Stephens and Dean W. Voeks are “independent directors” for purposes of NASDAQ Listing Rule 5605(a)(2).
Directors are expected to attend the Company’s annual meeting of shareholders each year. All directors attended the Company’s 2013 annual meeting.
The Board held six meetings in 2013. All directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board during 2013 and (2) the total number of meetings held by all committees of the Board on which such director served during 2013.
Board Leadership Structure

The roles of Chair of the Board and Chief Executive Officer are held separately. Mr. Smith serves as Chair, and Mr. Chambas serves as Chief Executive Officer. The Board believes that at this time, separation of these roles is in the best interests of the Company and its shareholders because separation:

•	allows for additional talents, perspectives and skills on the Board;

•	preserves the distinction between the Chief Executive Officer’s leadership of management and the Chair’s leadership of the Board;

•	promotes a balance of power and an avoidance of conflict of interest;

•	provides an effective channel for the Board to express its views on management; and

•	allows the Chief Executive Officer to focus on leading the Company and the Chair to focus on leading the Board, monitoring corporate governance and shareholder issues.

Since Mr. Smith is the Company’s former Chief Executive Officer, this separation also provides the Company with the benefit of a Chair who fully understands the risks, issues and opportunities relating to the Company and the financial services industry.

Committees

The Board has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. Copies of these charters are available free of charge on the Company’s website located at www.firstbusiness.com.
The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee presently consists of Dean W. Voeks (Chair), John J. Harris, Gerald L. Kilcoyne and John M. Silseth, each of whom meets the requirements set forth in NASDAQ Listing Rule 5605(c)(2)(A) and the independence standards set forth in Rule 10A-3(b)(1) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (The “Exchange Act”). The Board has thus determined that each of the Audit Committee’s current members is qualified to serve in such capacity. The Board has determined that John M. Silseth qualifies as an “audit committee financial expert,” for purposes of Regulation S-K, Item 407(d)(5)(ii) and has the financial sophistication required by NASDAQ Listing Rule 5605(c)(2)(A) because he has the requisite attributes through, among other things, his education and experience as the president of a private investment firm, a certified public accountant and an auditor. The Audit Committee held five meetings in 2013.
The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors and executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company’s equity incentive plans. Barbara H. Stephens (Chair), Mark D. Bugher, Jan A. Eddy and Gerald L. Kilcoyne are the current members of the Compensation Committee, each of whom is considered to be “independent” and meets the requirements set forth in NASDAQ Listing Rule 5605(d)(2) and the standards set forth in Rule 10C-1(b)(1) promulgated by the SEC under The Exchange Act. The Board has determined that none of the aforementioned directors has a relationship to the Company which is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member and has further determined that each of the Compensation Committee’s current members is qualified to serve in such capacity. The Compensation Committee held five meetings in 2013.
The Corporate Governance and Nominating Committee’s primary functions are to recommend persons to be selected by the Board as nominees for election as directors, recommend persons to be elected to fill any vacancies on the Board, lead the Board in its annual review of Board performance, Board and committee structure and director independence, develop and recommend to the Board corporate governance principles, policies and procedures, oversee execution of the Company’s enterprise risk management program and advise the Board on the effectiveness of that program. The Corporate Governance and Nominating Committee consists of Jan A. Eddy (Chair), Mark D. Bugher, John M. Silseth and Dean W. Voeks. The Board has determined that each of the Corporate Governance and Nominating Committee members is considered to be “independent” according to NASDAQ Listing Rule 5605(e)(1) and has further determined that each current member is qualified to serve in such capacity. The Corporate Governance and Nominating Committee held four meetings in 2013.
Nominations of Directors

In making recommendations to the Company’s Board with respect to nominees to serve as directors, the Corporate Governance and Nominating Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen and industry knowledge. While the Company does not have a separate diversity policy, in evaluating director nominees, the Board, with the assistance of the Corporate Governance and Nominating Committee, considers diversity of viewpoint, backgrounds, technical skills, industry knowledge and experience and local or community ties to ensure a balanced, diverse Board, with each director contributing talents, skills and experiences needed for the Board as a whole.

The Board also believes the following minimum qualifications must be met by a director nominee to be recommended by the Corporate Governance and Nominating Committee:

•	High personal and professional ethics, integrity and values.

•	The ability to exercise sound business judgment.

•
Accomplished in his or her respective field as an active or former executive officer of a public or private organization, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Relevant expertise and experience and the ability to offer advice and guidance based on that expertise and experience.

•	Independence from any particular constituency, the ability to represent all shareholders of the Company and a commitment to enhancing long-term shareholder value.

•	Sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Amended and Restated Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days).
Board Role in Risk Oversight

The Board, acting as a whole and through its committees, is responsible for oversight of the Company’s enterprise wide risk management including strategic risk, financial reporting risk, credit risk, liquidity risk, compensation risk and operational risk. Given the critical link between strategy and risk, the Board is also responsible for developing strategies based on an assessment of the Company’s overall risk tolerance, the related opportunities and the capacity to manage the resulting risk. The Board may delegate the responsibility for identifying, analyzing and managing risk to the appropriate committees of the Board in accordance with the committee charters. The committees report back to the Board with recommendations and updates. The committee charters are reviewed annually to reflect the changing risk environment. To best coordinate the management of shared risk issues, committees work together and share common membership. Members of management responsible for day-to-day risk management report to the Board and/or to the appropriate committees at Board direction.
During 2013 the Board conducted a comprehensive review of its enterprise risk management governance structure and processes and reaffirmed the Board’s primary responsibility for oversight of the Company’s enterprise wide risk management. As part of this review, the Board: 1) identified specific key risks, the oversight of which has been delegated to either the Audit, Compensation or Corporate Governance and Nominating Committee; and 2) delegated to the Corporate Governance and Nominating Committee responsibility for overseeing management’s execution of the Company’s enterprise risk management program, periodically reviewing the effectiveness of the Board’s risk management governance structure and ensuring appropriate Board level risk reporting. Each Committee’s charter has been updated to reflect their specific risk management responsibilities.

While the Board has responsibility for oversight of risk management, management is responsible for the day-to-day management of the Company’s key risks. In 2013, the Company formed a Senior Management Risk Committee comprised of executive officers representing primary operating areas. The purpose of the Senior Management Risk Committee is to monitor key risks, develop and execute remediation plans as appropriate, identify emerging risks and evaluate the effectiveness of the Company’s risk management processes and report such to the Board or to the appropriate Board Committee on a quarterly basis.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Barbara M. Conley, Senior Vice President, General Counsel and Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management, under the supervision of the Chief Executive Officer and Chief Financial Officer, is responsible for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including: a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 16, “Communication With Audit Committees,” the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2013 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting. The Audit Committee discussed with management and the independent registered public accounting firm any material weaknesses and any significant deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Audit Committee discussed with the Company’s third party internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the third party internal audit firm and the independent registered public accounting firm, with and without management present, to discuss: the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2013 filed by the Company with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or The Exchange Act, and shall not otherwise be deemed filed under such.

AUDIT COMMITTEE
Dean W. Voeks, Audit Committee Chair
John J. Harris
Gerald L. Kilcoyne
John M. Silseth

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 19, 2014 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); (iii) all of the directors, director nominees and executive officers (including the Named Executive Officers) as a group; and (iv) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. As of March 19, 2014, there were 3,944,795 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Corey A. Chambas.......................................................	95,637	(1)	2.4%
Jerome J. Smith...........................................................	37,856	(2)	*
James F. Ropella..........................................................	34,039	(1)(3)	*
John M. Silseth............................................................	33,593		*
Michael J. Losenegger.................................................	30,820	(1)(4)	*
Gerald L. Kilcoyne......................................................	14,568	(5)	*
Jan A. Eddy..................................................................	8,028	(6)	*
Dean W. Voeks.............................................................	5,479		*
Barbara H. Stephens....................................................	4,500	(7)	*
Mark D. Bugher...........................................................	3,401	(8)	*
John J. Harris...............................................................	2,000		*
All directors, nominees and executive officers as a group (18 persons)...................................	397,063	(1)(9)	10.0%
5% Holders
The Banc Funds Company, L.L.C……………...........	301,000	(10)	7.6%
_______________________
* Denotes less than 1%.

1)
Includes the following number of shares of Common Stock that may be purchased under stock options which, as of March 19, 2014, were currently exercisable or were exercisable within 60 days: Mr. Chambas, 17,000 shares; Mr. Ropella, 4,000 shares; Mr. Losenegger, 10,000 shares; and all directors, nominees and executive officers as a group, 37,500 shares.

2)	All shares held in a revocable living trust held jointly with Mr. Smith’s spouse.

3)	Includes 255 shares held by Mr. Ropella’s spouse.

4)	Includes 200 shares held jointly with Mr. Losenegger’s spouse.

5)	All shares held in a revocable trust held jointly with Mr. Kilcoyne’s spouse.

6)	All shares held jointly with Ms. Eddy’s spouse.

7)	Includes 1,750 shares held by Ms. Stephens in a sole revocable trust, 500 shares held by Ms. Stephens’ spouse through an IRA and 1,750 shares held by her spouse through a sole revocable trust.

8)	Includes 250 shares held by Mr. Bugher’s spouse directly and 661 shares held by his spouse through an IRA.

9)
Includes 6,916 shares held by spouses of the group members, 37,891 shares held through direct joint ownership with spouses of the group members and 67,799 shares held in revocable trusts of the group members and their spouses.

10)
Information based on Schedule 13G/A filed with the SEC on February 14, 2014 by Banc Fund VI L.P. (“BF VI”), an Illinois limited partnership, Banc Fund VII L.P. (“BF VII”), an Illinois limited partnership, and Banc Fund VIII L.P. (“BF VIII”), an Illinois limited partnership, all of which may be deemed to beneficially own 301,000 shares. The general partner of BF VI is MidBanc VI L.P. (“Midbanc VI”), whose principal business is to be a general partner of BF VI. The general partner of BF VII is MidBanc VII L.P. (“MidBanc VII”), whose principal business is to be a general partner of BF VII. The general partner of BF VIII is MidBanc VIII L.P. (“MidBanc VIII”), whose principal business is to be a general partner of BF VIII. MidBanc VI, MidBanc VII, and MidBanc VIII are Illinois limited partnerships. The general partner of MidBanc VI, MidBanc VII, and MidBanc VIII is The Banc Funds Company, L.L.C., (“TBFC”), whose principal business is to be a general partner of MidBanc VI, MidBanc VII, and MidBanc VIII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF VI, BF VII and BF VIII since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the Company held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the partnership entities directly and indirectly controlled by TBFC. The business address is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

DIRECTOR COMPENSATION

In 2013, each director of the Company, who was not an executive officer of the Company, received an annual retainer of $24,000. The Chair of the Board of the Company received an additional annual retainer of $25,000. The Chair of the Compensation Committee and the Chair of the Corporate Governance and Nominating Committee received additional annual retainers of $3,000, while the Chair of the Audit Committee received an additional annual retainer of $5,000. All Board and committee members, except those serving as executive officers of the Company, were paid $750 for each Board and committee meeting attended in person or via teleconference. All director and committee fees were paid in cash.

	Fees earned or paid in cash	All other compensation	Total
Name	($) (1)	($)	($)
Mark D. Bugher	36,750	—	36,750
Jan A. Eddy	39,750	—	39,750
John J. Harris	38,250	—	38,250
Gerald L. Kilcoyne	60,715	—	60,715
John M. Silseth	49,075	—	49,075
Jerome J. Smith	63,500	71,060 (2)	134,560
Barbara H. Stephens	38,250	—	38,250
Dean W. Voeks	44,750	—	44,750

(1) Includes Company subsidiary board of directors and committee fees.
(2) Includes $71,060 of consulting fees pursuant to a consulting arrangement with the Company.

EXECUTIVE COMPENSATION

The Company maintains a comprehensive compensation program that is designed to attract and retain key employees, motivate the key employees to achieve strategic objectives and reward key employees for superior performance. The Company’s compensation program supports a pay for performance culture. The success of the Company and its executives is measured by the financial success of its shareholders. The Company’s compensation plans are designed to preserve and increase book value, support sound business practices and credit quality, and maintain and increase shareholder value.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Company’s Chief Executive Officer conducts annual performance reviews for the executive officers, and the Compensation Committee considers the Chief Executive Officer’s assessment of each executive officer’s individual performance and his salary recommendations for the other executive officers in determining executive officer compensation. The Compensation Committee evaluates the Chief Executive Officer’s performance and establishes his compensation. The Chief Executive Officer does not participate in Compensation Committee discussions or decisions relating to his compensation.

The Compensation Committee has the sole authority to retain and pay outside advisors. In 2013, the Compensation Committee again directly engaged Pearl Meyer & Partners (“PM&P”), one of the country’s largest independent compensation consulting firms on a variety of executive and director compensation matters, including establishing a new peer group and conducting executive and director compensation studies. PM&P reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of PM&P as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by PM&P; (ii) the amount of fees from the Company paid to PM&P as a percentage of PM&P’s total revenue; (iii) PM&P’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by PM&P or the individual compensation advisors employed by PM&P. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Company has not created any conflict of interest.

With respect to the Named Executive Officers, the compensation program includes the following: salary, annual cash incentive bonus, long-term incentive compensation (which is delivered primarily through equity awards) and other benefits and perquisites. The compensation program is administered by the Compensation Committee.

Compensation Philosophy

In accordance with its written charter, the Compensation Committee carries out its responsibilities as authorized by the Board with respect to the compensation of the Company’s executive officers. The Compensation Committee makes compensation decisions for the Company’s executive officers based on the Company’s compensation philosophy and the following guiding principles:

•
Base salaries are determined with consideration to a number of factors including the positions’ roles and responsibilities, competitive market data for similar positions and pay levels for peer positions within the Company.

•
A significant portion of the Company’s executive officers’ compensation is directly and materially linked to operating performance. In particular, annual cash incentive bonus payments are heavily dependent on meeting or exceeding Company performance goals as well as objective and subjective criteria related to the executive officers’ areas of responsibility.

•
The Company’s equity incentive plans are an important component of executive officer compensation. The plans are intended to advance the interest of the Company and its shareholders by encouraging executive officers and other key employees to own Company stock. Through equity grants, the long-range interests of executive officers and other key employees are linked with those of shareholders as they accumulate meaningful stakes in the Company.

•	In general, the Company only provides perquisites to executive officers if there is a meaningful benefit to the Company in doing so.

Assessment of Compensation Risk

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding the achievement of reasonable, but not necessarily easily attainable, goals is a key component of its overall assessment of the compensation plans, programs and arrangements it has put in place for the Company’s Named Executive Officers and all employees. As a publicly-traded financial institution, the Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in the Company’s compensation decisions is not a recent development.

The Compensation Committee annually reviews the Company’s compensation plans and has made all reasonable efforts to ensure that these plans do not encourage the Named Executive Officers or other employees to take unnecessary and excessive risks or risks that would adversely affect the Company’s performance or long-term value.

Conclusion

Through the leadership of the Company’s executive management team the Company achieved the following in 2013:

•	Return on average assets and return on average equity for the year ended December 31, 2013 were 1.10% and 13.12%, respectively, compared to 0.75% and 12.65% for 2012.

•
Pre-tax adjusted earnings, defined as pre-tax income excluding the effects of provision for loan and lease losses, other identifiable costs of credit and other discrete items unrelated to the Company’s primary business activities, increased 15.4% to a record level of $21.4 million for the year ended December 31, 2013 as compared to $18.5 million for the year ended December 31, 2012.

•
Average in-market deposits of $712.3 million, or 64.4% of total deposits, for the year ended December 31, 2013 increased 9.8%, compared to $649.0 million, or 61.8% of total deposits, for the same period in 2012.

•	Net income for the year ended December 31, 2013 was $13.7 million, 54.0% higher than the $8.9 million earned for the year ended December 31, 2012.

•	Diluted earnings per common share were $3.49 for the year ended December 31, 2013 compared to $3.29 earned in the prior year.

•	Net interest margin was 3.54% for the year ended December 31, 2013, improving 18 basis points compared to the year ended December 31, 2012.

•
Top line revenue, which consists of net interest income and non-interest income, of $50.5 million for the year ended December 31, 2013 increased 8.5% compared to $46.6 million for the same period in 2012.

After considering all components of the compensation paid to the Named Executive Officers and the accomplishments described above, the Compensation Committee and the Board believe: 2013 was a success for the Company; the Company’s achievement of financial results relative to the broader financial services industry is noteworthy; and the Named Executive Officer compensation appropriately reflects the Company’s compensation philosophy and aligns with the Company’s success in meeting its strategic, operating and financial goals.

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the Named Executive Officers for the years ended December 31, 2012 and 2013: (1) the dollar value of base salary; (2) the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718; (3) the dollar value of earnings for services pursuant to awards granted under non-equity incentive plans; (4) all other compensation for these years; and (5) the dollar value of total compensation for these years. The Named Executive Officers are Corey A. Chambas, President and Chief Executive Officer of the Company, James F. Ropella, Senior Vice President & Chief Financial Officer of the Company and Michael J. Losenegger, Chief Credit Officer of the Company.

			Stock	Non-equity incentive plan	All other
Name and Principal		Salary	awards	compensation	compensation	Total
Position	Year	($)	($) (1)	($) (2)	($) (3)	($)
Corey A. Chambas	2013	350,000	141,900	184,625	34,046	710,571
President & Chief Executive
Officer	2012	302,000	123,709	192,012	29,306	647,027

James F. Ropella	2013	195,009	98,835(4)	62,403	23,930	380,177
Senior Vice President &
Chief Financial Officer	2012	186,140	47,000	70,919	21,886	35,945

Michael J. Losenegger	2013	209,209	52,965	66,947	32,211	361,332
Chief Credit
Officer	2012	205,107	51,758	78,146	29,891	364,902

1)
The value of the restricted stock award is computed by multiplying the number of shares granted by the market value on the grant date. See “Outstanding Equity Awards at December 31, 2013.” See also the discussion of equity awards in Note 11 to the Company’s consolidated financial statements for the year ended December 31, 2013 for further information regarding these awards.

2)
The amounts reported in the “Non-equity incentive plan compensation” column were earned under the Annual Incentive Bonus Program in the calendar year reported. The Board defined specific threshold, target, and superior award opportunities as a percentage of salary for each Named Executive Officer. The specific percentages were based on the individual executive’s position and competitive market data for similar positions. The 2013 awards were contingent primarily on performance relative to goals for return on assets, pre-tax adjusted earnings growth, and growth in analyzed service charges. The performance criteria were equally weighted and reflect the Company’s strategic objectives.

3)
The Company provided a 3.0% 401(k) match and a 4.6% discretionary 401(k) profit sharing contribution in 2013 for each of the Named Executive Officers as follows: Mr. Chambas, $7,650 and $11,730; Mr. Ropella, $7,650 and $11,730; and Mr. Losenegger, $7,650 and $11,730. Dividends paid on unvested restricted stock in 2013 for each of the Named Executive Officers as follows: Mr. Chambas, $9,185; Mr. Ropella $4,550; and Mr. Losenegger $4,583. Mr. Chambas and Mr. Losenegger have the use of vehicles owned by the Company. The other compensation listed is the value of their personal mileage, included as a “taxable fringe” on their respective W-2’s.

4)	Mr. Ropella received an equity grant valued at twice the normal annual target due to his exceptional contributions related to the Company’s stock offering in late 2012.

LONG TERM INCENTIVE PLANS

2012 Equity Incentive Plan

The Company adopted the 2012 Equity Incentive Plan (“Plan”) during the quarter ended June 30, 2012. The Plan was established to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company by providing such persons with equity ownership opportunities and equity-based incentives, thereby aligning the interests of such persons with those of the shareholders. The Plan is administered by the Compensation Committee of the Board and provides for the grant of equity ownership opportunities through incentive stock options and nonqualified stock options, restricted stock, restricted stock units, dividend equivalent units, and any other type of award permitted by the Plan. Shares previously available for grant under the 2006 Equity Incentive Plan were transferred to the Plan. As of December 31, 2013, 198,949 shares were available for future grants under the Plan.

401(k) Retirement Savings Plan

The Company maintains a “tax-qualified” Section 401(k) plan. All employees who are 21 years old or older and who are projected to work over 1,000 hours per year are eligible to begin salary deferrals on the first day of the month following 90 days of employment. Employees may annually contribute the maximum allowed by the Internal Revenue Code. The Company provides an annual discretionary matching contribution of up to 3.0% of the employee's gross wages. To qualify for the employer match, employees must work over 1,000 hours in their first anniversary year, have continuous employment during the year and attain at least age 21. The Company, in its sole discretion, can contribute an additional profit sharing contribution, based on Company performance. Employees are eligible to receive a profit sharing contribution after one year of employment. Employees must be employed on the last day of the plan year and have worked 1,000 hours during the plan year to receive the discretionary contribution.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option, and the expiration date of each outstanding option.

	Option Awards				Stock Awards
	Number of securities underlying unexercised	Number of securities underlying unexercised	Option	Option		Number of shares or units of stock that	Market value of shares or units of
Name and Principal	options (#)	options (#)	exercise	expiration	Grant date	have not	stock that have not
Position	exercisable	unexercisable	price ($)	date (1)	(2)	vested (#)	vested ($) (3)

Corey A. Chambas	10,000	0	24.00	10/18/2014
Chief Executive Officer	7,000	0	25.00	2/17/2015
					11/16/2010	2,113	79,512
					8/16/2011	2,900	109,127
					8/16/2012	3,998	150,445
					8/16/2013	4,300	161,809

James F. Ropella	4,000	0	24.00	10/18/2014
Chief Financial Officer					11/16/2010	1,088	40,941
					8/16/2011	1,500	56,445
					8/16/2012	1,519	57,160
					8/16/2013	2,995	112,702

Michael J. Losenegger	5,000	0	24.00	10/18/2014
Chief Credit Officer	5,000	0	25.00	2/17/2015
					11/16/2010	1,219	45,871
					8/16/2011	1,675	63,030
					8/16/2012	1,673	62,955
					8/16/2013	1,605	60,396

1)	All option grants vested at 25% per year for four years from the grant date. All option grants are fully vested.

2)
All restricted stock grants are scheduled to vest at 25% per year for four years from the grant date. All restricted stock grants also vest upon the participant’s termination due to death or disability and upon a change of control of the Company.

3)	Market value is based on the closing price of the Company’s common stock on December 31, 2013, which was $37.63.

DISCLOSURE REGARDING TERMINATION AND CHANGE IN CONTROL PROVISIONS

Corey A. Chambas

Effective January 1, 2005, FBB amended and restated an agreement with Corey Chambas, President and Chief Executive Officer of the Company and former President and Chief Executive Officer of FBB. The agreement provides Mr. Chambas with retirement and death benefits as well as certain change in control benefits as outlined below.

Mr. Chambas is entitled to a change in control benefit if, within two years after a change in control of the Company or FBB, one of the following occurs:

i)	the Company and FBB terminate Mr. Chambas’ employment without cause;
ii)	Mr. Chambas terminates his employment within three months after being demoted or moved outside Milwaukee, Ozaukee, Waukesha, or Dane counties;
iii)	Mr. Chambas terminates his employment within three months after his salary is reduced by 10% or more without his agreement; or
iv)	Mr. Chambas voluntarily terminates his employment within three months of the change in control.

If Mr. Chambas’ employment is terminated pursuant to (i), (ii), or (iii), then the amount of the change in control benefit payable to Mr. Chambas will be equal to the aggregate of the fair value of Mr. Chambas’ unvested stock options issued by the Company, calculated as of the date of his termination or separation from employment, plus such additional amount as will, when added to any parachute payment, as defined in Section 280G of the Internal Revenue Code, made to Mr. Chambas contingent upon the change in control, be equal to 2.99 times his salary plus annual bonus. However, in no event will Mr. Chambas’ severance payment be more than 2.99 times his “base amount” (as defined in 280G) (referred to as the “allowable amount”). In the event the severance payment calculated pursuant to the terms of Mr. Chambas’ agreement is greater than the allowable amount, Mr. Chambas will be paid the allowable amount. If Mr. Chambas’ employment is terminated pursuant to (iv), then the change in control benefit payable to Mr. Chambas will be equal to two times his salary plus annual bonus, unless such amount will be greater than the allowable amount, in which event Mr. Chambas will be paid the allowable amount.

Under the agreement, Mr. Chambas is prohibited from competing with the Company or any of its affiliates and from soliciting their employees for a period of two years after the termination of his employment.

The agreement also provides that, in the event Mr. Chambas dies while in the employ of the Company, the Company shall pay to his designated beneficiary or to his estate, the sum of $1,500,000. This death benefit is paid over a period of ten years beginning on the 15th day of the month immediately following Mr. Chambas’ death.

If Mr. Chambas is terminated for a reason other than cause prior to a change in control or more than two years after a change in control, then he will be entitled to a severance benefit equal to two times his salary plus annual bonus. If Mr. Chambas is terminated for cause, all of the Company’s obligations to pay any benefit under the agreement immediately become null and void.

Mr. Chambas is also entitled to supplemental retirement benefits under his agreement, which do not become vested either partially or completely until December 1, 2016.

The following table describes the potential payments upon termination or a change in control for Mr. Chambas. The table assumes that his employment was terminated on December 31, 2013, and the price per share was $37.63, the closing price of the Company’s Common Stock on December 31, 2013.

Corey A. Chambas
	Termination by Company for Cause or by Executive - No change in control	Termination by Company not for Cause	Death	Change in Control	Termination by Company not for Cause or by Executive for Good Reason Following Change in Control	Voluntary Termination by Executive Within Three Months of a Change in Control
Executive Benefits and Payments upon:	($)	($)	($)	($)	($) (a)	($) (a)
Compensation
Severance	0	1,039,610	0	0	679,720	679,720
Consulting Agreement	0	10,000	0	0	10,000	10,000
Stock Options Unvested & Accelerated		0	0	0	0	0
Restricted Stock Unvested & Accelerated	0	0	500,893	500,893	0	0
Benefits and Perquisites
Death Benefits	0	0	1,500,000	0	0	0
Total	0	1,049,610	2,000,893	500,893	689,720	689,720

(a)
The total benefit to Mr. Chambas excludes the value received through the acceleration of unvested stock options and restricted stock because the value is transferred upon the occurrence of a change in control and is not contingent upon a separation from the Company.

James F. Ropella

Effective August 6, 2007, the Company entered into an Executive Change in Control Severance Agreement with James F. Ropella, Senior Vice President and Chief Financial Officer of the Company. The agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to Mr. Ropella if any event defined as a qualifying termination occurs. A qualifying termination is defined as:

i)	separation from service with the Company due to the Company’s involuntary termination of Mr. Ropella’s employment without cause; or
ii)	separation from service with the Company due to Mr. Ropella’s termination of employment for good reason, meaning any one or more of the following:

•	a material reduction of Mr. Ropella’s authorities, duties, or responsibilities as Senior Vice President & Chief Financial Officer;
•	a requirement that Mr. Ropella move to a location in excess of one hundred miles from his principal job location;
•	a reduction in Mr. Ropella’s base salary in effect at the time of the change in control;
•	the failure of the Company to continue Mr. Ropella’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;
•	the failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under the agreement; or
•	a material breach of the agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Ropella.

Under the agreement, Mr. Ropella is prohibited from competing with the Company or any of its affiliates and soliciting their employees for a period of two years after the termination of his employment.

If Mr. Ropella becomes entitled to severance benefits, the Company is obligated to pay to and provide him with:

i)	a lump sum cash amount equal to Mr. Ropella’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;
ii)	any amount payable to Mr. Ropella under the non-equity incentive compensation plan then in effect;
iii)	a cash amount equal to two times Mr. Ropella’s annual base salary;
iv)
a lump sum cash amount equal to the greater of (a) Mr. Ropella’s then-current target incentive compensation opportunity established under any annual non-equity incentive plan; or (b) his target incentive compensation opportunity in effect prior to the change in control; and

v)	the continuation of Mr. Ropella’s health insurance coverage for eighteen months from the effective date of termination.

The following table describes the payments that would be made to Mr. Ropella if a qualified termination had occurred on December 31, 2013. The table assumes that his employment was terminated on December 31, 2013, and the price per share was $37.63, the closing price of the Company’s Common Stock on December 31, 2013.

James F. Ropella
Executive Benefits and Payments upon :	Change in Control Resulting in a Qualified Termination ($)
Compensation
Severance	374,063
Restricted Stock Unvested & Accelerated	267,248
Benefits and Perquisites
Health Benefits	23,871
Total	665,182

Subsequent to December 31, 2013, Mr. Ropella announced his intentions to retire in the fourth quarter of 2014 and following that time he may enter into a consulting arrangement with the Company.

Michael J. Losenegger

Effective August 6, 2007, the Company entered into an Executive Change in Control Severance Agreement with Michael J. Losenegger, Chief Credit Officer of the Company. The agreement is triggered by a change in control of the Company and requires the Company to make payment of severance benefits to Mr. Losenegger if any event defined as a “qualifying termination” occurs. A qualifying termination is defined as:

i)	separation from service with the Company due to the Company’s involuntary termination of Mr. Losenegger’s employment without cause; or
ii)	separation from service with the Company due to Mr. Losenegger’s termination of employment for good reason, meaning any one or more of the following:

•	a material reduction of Mr. Losenegger’s authorities, duties, or responsibilities as Chief Credit Officer;
•	a requirement that Mr. Losenegger move to a location in excess of one hundred miles from his principal job location;
•	a reduction in Mr. Losenegger’s base salary in effect at the time of the change in control;
•	the failure of the Company to continue Mr. Losenegger’s participation in employee benefit programs, non-equity incentive programs, or other compensation arrangements then in effect;
•	the failure of the Company to obtain a satisfactory agreement from any successor to the Company to perform the Company’s obligations under this agreement; or
•	a material breach of the agreement by the Company that is not remedied within ten business days of receipt of a written notice of the breach delivered to the Company by Mr. Losenegger.

Under the agreement, Mr. Losenegger is prohibited from competing with the Company or any of its affiliates and soliciting their employees for a period of two years after the termination of his employment.

If Mr. Losenegger becomes entitled to severance benefits, then the Company would be obligated to pay to and provide him with:

i)	a lump sum cash amount equal to Mr. Losenegger’s unpaid base salary, accrued vacation pay, and unreimbursed business expenses from the most recently completed fiscal year;
ii)	any amount payable to Mr. Losenegger under the non-equity incentive compensation plan then in effect;
iii)	a cash amount equal to two times Mr. Losenegger’s annual base salary;
iv)
a lump sum cash amount equal to the greater of (a) Mr. Losenegger’s then-current target incentive compensation opportunity established under any annual non-equity incentive plan; or (b) his target incentive compensation opportunity in effect prior to the change in control; and

v)	the continuation of Mr. Losenegger’s health insurance coverage for eighteen months from the effective date of termination.

The following table describes the payments that would be made to Mr. Losenegger if a qualified termination had occurred on December 31, 2013. The table assumes that his employment was terminated on December 31, 2013, and the price per share was $37.63, the closing price of the Company’s Common Stock on December 31, 2013.

Michael J. Losenegger
Executive Benefits and Payments upon :	Change in Control Resulting in a Qualified Termination ($)
Compensation
Severance	470,721
Restricted Stock Unvested & Accelerated	232,252
Benefits and Perquisites
Health Benefits	19,451
Total	722,424

ITEM 2 – NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations promulgated thereunder by the SEC, require publicly traded companies, such as the Company, to conduct a separate shareholder advisory vote to approve the compensation of the registrant’s executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. In a non-binding advisory vote on the frequency of say-on-pay votes held at our 2013 annual meeting of shareholders, our shareholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our Board of Directors, our Board has determined that the Company will hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which is expected to take place at our 2019 annual meeting of shareholders.
The overall objectives of the Company’s compensation programs have been to align executive officer compensation with the success of meeting annual and long-range strategic operating and financial goals. The Compensation Committee and the Board believe that the Company’s policies and procedures are effective in implementing its compensation philosophy and achieving its goals, and that the compensation of the Named Executive Officers in 2013 reflects and supports these compensation policies and procedures.
In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for shareholder approval:
“RESOLVED, that First Business Financial Services, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement dated March 31, 2014.”
Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it.  While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or the Board and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Abstentions and broker non-votes will not affect the voting results for this proposal.
THE BOARD RECOMMENDS SHAREHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT, BY VOTING “FOR” THIS PROPOSAL. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THIS PROPOSAL.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the SEC. Based solely upon a review of such reports, the Company believes that during the fiscal year ended December 31, 2013, all of its directors and executive officers complied with the Section 16(a) filing requirements.

RELATED PARTY TRANSACTIONS

Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. In conducting its review, the Audit Committee will take into account all relevant factors, including (1) the impact, if any, on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director has a significant role or interest; (2) whether the proposed transaction is on terms that are comparable to the terms available to unrelated third parties or to our employees generally; (3) the material terms of the transaction; (4) the availability of other sources for comparable services or products (if applicable); and (5) the potential benefits to the Company. The Audit Committee is also responsible for reviewing, on an annual basis, a report prepared by management summarizing the Company’s compliance with the Federal Reserve System’s Regulation O and the FR Y-6 Report filed with the Federal Reserve Bank. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be, clients of the Company’s subsidiary banks, FBB and FBB-M (the “Banks”) in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Banks have granted various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2013, such loans: (i) were made consistent with similar practices in the banking industry generally; (ii) were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other clients not related to the Banks; (iii) did not involve more than the normal risk of collectability or present other unfavorable features; (iv) and were subject to and made in accordance with the Federal Reserve System’s Regulation O. All extensions of credit made to the Company’s directors are approved by the Banks’ boards of directors as insider loans under Regulation O requirements.

MISCELLANEOUS

Independent Registered Public Accounting Firm

KPMG LLP acted as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2013. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
The fees to KPMG LLP for the fiscal years ended December 31, 2013 and 2012 were as follows:

	2,013	2,012
Audit Fees(1)..................................................................	$295,000	$363,188
Audit-Related Fees......................................................	—	—
Tax Fees.......................................................................	—	—
All Other Fees..............................................................	—	—
Total.............................................................................	$295,000	$363,188
___________________

(1)
Audit fees consist of fees incurred in connection with the audit of annual financial statements, the audit of internal control over financial reporting, the review of interim financial statements included in the quarterly reports on Form 10-Q, the issuance of consents, the issuance of comfort letters, assistance with and review of documents filed with the SEC and reports on internal controls. The 2012 audit fees reflect the service provided for, and in relation to, the Company’s equity offering completed in December 2012.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management. During 2013, there were no fees approved for the independent registered public accounting firm pursuant to the de minimis exception under the SEC’s rules.
ITEM 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Although not required to be submitted to a shareholder vote, the Board believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing KPMG LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the Board will ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Abstentions and broker non-votes will not affect the voting results for this proposal.
THE BOARD RECOMMENDS THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014 AND THAT EACH SHAREHOLDER VOTE “FOR” SUCH RATIFICATION. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Shareholder Proposals

Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2015 annual meeting and present at the 2015 annual meeting pursuant to SEC Rule 14a-8 must be received by the Company by the close of business on December 1, 2014. In addition, a shareholder who otherwise intends to present business at the 2015 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Amended and Restated Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Amended and Restated Bylaws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2015 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) after February 18, 2015 and before March 20, 2015, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2015 annual meeting. If the Board chooses to present such proposal at the 2015 annual meeting, then the persons named in proxies solicited by the Board for the 2015 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.
Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Similarly, if shareholders sharing an address wish to receive a single copy of future notices, proxy statements or annual reports, the Company will comply upon receipt of such request. Shareholders may notify the Company of their requests by writing Barbara M. Conley, Senior Vice President, General Counsel and Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719 or calling her at 608-238-8008.
By Order of the Board of Directors
FIRST BUSINESS FINANCIAL SERVICES, INC.
Barbara M. Conley
Senior Vice President, General Counsel and Corporate
Secretary
March 31, 2014

First Business Financial Services 2014 Annual Meting of Shareholders You are cordially invited to attend the Annual Meeting of Shareholders of First Business Financial Services, Inc. to be held at the Fluno Center for Executive Education located at 601 University Avenue, Madison, Wisconsin 53715, at 5:00 p.m. (CDT) on Monday, May 19, 2014. There will be a reception following the Annual Meeting. Please RSVP by calling (608) 232-5918 and letting us know the names of those attending the Annual Meeting. Whether or not you plan to attend the Annual Meeting of Shareholders, it is important that all shares are represented. Please vote and sign the proxy card printed on the reverse side. Tear at the perforation and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via the telephone or Internet. We look forward to seeing you on May 19. THANK YOU FOR VOTING. ALL VOTES ARE IMPORTANT! Do not return this proxy card if you are voting via the telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2014: The proxy statement and Annual Report on 10-K for the year ended December 31, 2013 are available online at www.firstbusiness.com/proxymaterials. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - First Business Financial Services, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2014 The undersigned appoints Barbara M. Conley and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. ("the Company") held of record by the undersigned at the close of business on March 19, 2014 at the Annual Meeting of Shareholders of the Company to be held on May 19, 2014 or any postponement or adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 ON THE REVERSE SIDE. IN TEH ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 ON THE REVERSE SIDE, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS. (Continued and to be voted on reverse side.) THANK YOU FOR VOTING

First Business
FIRST BUSINESS FINANCIAL SERVICES®

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

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1. Class I director nominees:

Nominee	For	Withhold
01 - Jerome J. Smith	☐	☐
02 - Gerald L. Kilcoyne	☐	☐
03 - Barbara H. Stephens	☐	☐

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FIRST BUSINESS FINANCIAL SERVICES IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2014. Vote by Internet Go to www. investorvote.com/FBIZ Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals - The Board of Directors recommends a vote "FOR" all the director nominees listed in Proposal 1. 1. Class I director nominees: 01 - Jerome J. Smith For Withhold 02 - Gerald L. Kilcoyne For Withhold 03 - Barbara H. Stephens For Withhold The Board of Directors recommends a vote "FOR" Proposals 2 and 3. 2. To approve, in a non-binding, advisory vote, the compensation of the Company's named executive officers. For Against Abstain 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014. For Against Abstain To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. The Company is not currently aware of any such business. Non-Voting Items Change of Address - Please print new address below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signature - This section must be completed for your vote to be counted. - Date and Sign Below NOTE: Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If stock is held jointly or in two or more names, all persons so named should sign. A corporation should sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) - Please print date below Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.